Exhibit 99

FOR IMMEDIATE RELEASE

POST FALLS, IDAHO, August 4, 2017

On August 2, 2017, Genesis Financial, Inc. (OTCQB: GFNL), entered a Non-Binding Letter of Intent to acquire Epoint Payment Corp.  The proposed acquisition is subject to a "due diligence" period which will end on, or before October 31, 2017.

Epoint is a development stage company which will focus its business operations on a range of diverse financial products.  Epoint intends to initiate financial services targeting customers in North America, Mexico, Latin America and other target markets, including, but not limited to, money transfers, prepaid debit cards, bill payments, mobile top up, check processing, insurance and travel.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "intend" and "expect" and similar expressions, as they relate to Genesis Financial, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.